As filed with the Securities and Exchange Commission on August 3, 2009
Registration No. 333-155710

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Bob Evans Farms, Inc.
(Exact name of registrant as specified in its charter)

Delaware	31-4421866
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
3776 South High Street
Columbus, Ohio 43207
(614) 491-2225
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Steven A. Davis
Chief Executive Officer
Bob Evans Farms, Inc.
3776 South High Street
Columbus, Ohio 43207
(614) 491-2225
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Mary L. Garceau, Esq.
Vice President and General Counsel
Bob Evans Farms, Inc.
3776 South High Street
Columbus, Ohio 43207
(614) 491-2225

Approximate date of commencement of proposed sale to the public: Not applicable.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes or securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

SIGNATURES
INDEX TO EXHIBITS

DEREGISTRATION OF UNSOLD SECURITIES
          Pursuant to a Registration Statement on Form S-3 (File No. 333-155710) (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission on November 26, 2008 by Bob Evans Farms, Inc. (the “Company”) under the Securities Act of 1933, as amended, the Company registered the offering and sale from time to time of up to 1,894,290 shares of its common stock, $.01 par value per share (the “Shares”), pursuant to the Company’s Dividend Reinvestment and Stock Purchase Plan.
          Effective August 1, 2009, the Company terminated the offering covered by the Registration Statement. As of the date hereof, approximately 1,801,440 Shares remain unsold under the Registration Statement (the “Unsold Shares”). Pursuant to the undertaking of the Company contained in the Registration Statement as required by Item 512(a)(3) of Regulation S-K, the Company is filing this Post-Effective Amendment No. 2 to the Registration Statement to terminate the effectiveness of the Registration Statement and remove from registration all of the Unsold Shares.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on August 3, 2009.

BOB EVANS FARMS, INC.
By:	/s/ Donald J. Radkoski
Donald J. Radkoski
Chief Financial Officer, Treasurer and Assistant Secretary

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on August 3, 2009.

Signature	Title

/s/ Steven A. Davis Steven A. Davis	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Donald J. Radkoski Donald J. Radkoski	Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer and Principal Accounting Officer)

*	Director
Larry C. Corbin

*	Director
Michael J. Gasser

*	Director
E.W. Bill Ingram III

*	Director
Cheryl L. Krueger

*	Director
G. Robert Lucas II

*	Director
Eileen A. Mallesch

*	Director
Bryan G. Stockton

*	Director
Paul S. Williams

* By:	/s/ Donald J. Radkoski Donald J. Radkoski
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description	Location

24	Powers of Attorney	Incorporated herein by reference to Exhibit 24 to the Company’s Registration Statement on Form S-3 (File No. 333-155710) filed on November 26, 2008 (which Powers of Attorney are included on the signature page to such registration statement)